Exhibit 5.1

HAMILTON & ASSOCIATES LAW GROUP, P.A.
101 Plaza Real South, Suite 201 S
Boca Raton, Florida 33431
Telephone: (561) 416-8956
Facsimile: (561) 416-2855
Email: lawrocks@aol.com
September 29, 2011

Board of Directors
Puissant Industries, Inc.
3701 Edmonton Road, P.O. Box 351
Columbia Kentucky 42728

Re: Registration Statement on Form S-1

Gentlemen:

Hamilton & Associates Law Group, P. A. (the “Law Firm”) has acted as counsel to Puissant Industries, Inc. (the “Company”), a Florida corporation, in the preparation on a Registration Statement on Form S-1 (the “Registration Statement”), Amendment Number 5, filed by the Company with the Securities and Exchange Commission on September 29, 2011 covering 107,000 shares of the Company’s Common Stock held by 23 selling shareholders (the “Stock”) identified in the Registration Statement.

In so acting, this Law Firm has examined and relied upon such records, documents and other instruments as in this Law Firm’s judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to the Law Firm as originals, and the conformity to original documents of all documents submitted to the Law Firm as certified or photostatic copies. This opinion is based upon the laws of the state of Florida.

Based on the foregoing, this Law firm is of the opinion that:
1. The Stock is duly and validly issued, fully paid and nonassessable.
2. The issuance of the Stock has been duly authorized.

The Law Firm hereby consents to the use of this opinion in the Prospectus discussion of the opinion in and to being named in the “Expert” section of the Registration Statement. The Law Firm also consents to the Reproduction of the opinion as Exhibit 5 to the Registration Statement filed with the Commission.

Very truly yours,

Hamilton & Associates Law Group, P. A.

/s/ Brenda Lee Hamilton
By:	Brenda Lee Hamilton, Esquire
Principal of Hamilton & Associates Law Group, P.A.
For the Firm